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                          PAIRGAIN TECHNOLOGIES, INC.

                EXHIBIT 11.1--COMPUTATION OF EARNINGS PER SHARE


                                                             QUARTER ENDED JUNE 30,            SIX MONTHS ENDED JUNE 30,
                                                            -----------------------            ------------------------
PRIMARY EARNINGS PER SHARE                                   1994            1993                1994            1993
                                                            --------        -------            -------          -------
                                                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income (loss)                                           $ 1,777         $ 1,401            $(6,435)         $ 2,723
                                                            =======         =======            =======          =======

Calculation of shares outstanding for computing income (loss) per share

Weighted average common and common stock
  equivalents shares outstanding used in calculating
  net income (loss) per share in accordance with
  generally accepted accounting principles                   15,478           2,362             12,441            2,354

Adjustment to reflect requirements of the SEC:

  Effects of SAB 83                                              --           2,635                 --            2,570
  Adjustments to reflect the effects of the
    assumed conversion of convertible stock
    from date of issuance                                        --           6,568                 --            6,568
  Adjustment to reflect the effects of tax
    benefit repurchase                                         (242)             --                 --               --
                                                            -------         -------            -------          -------
Shares used in computing net income (loss)
  per share                                                  15,236          11,565             12,441           11,492
                                                            =======         =======            =======          =======

Net income (loss) per share                                 $  0.12         $  0.12            $ (0.52)         $  0.24
                                                            =======         =======            =======          =======




                                                            QUARTER ENDED JUNE 30,           SIX MONTHS ENDED JUNE 30,
                                                           ------------------------          --------------------------
FULLY DILUTIVE EARNINGS PER SHARE                            1994            1993              1994              1993
                                                           --------         -------          --------           -------
                                                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income (loss)                                           $ 1,777         $ 1,401            $(6,435)         $ 2,723
                                                            =======         =======            =======          =======

Calculation of shares outstanding for computing income (loss) per share

Weighted average common and common stock
  equivalents shares outstanding used in calculating
  net income (loss) per share in accordance with
  generally accepted accounting principles                   15,478           2,362             12,441            2,354

Adjustment to reflect requirements of the SEC:

  Effects of SAB 83                                              --           2,635                 --            2,570
  Adjustments to reflect the effects of the
    assumed conversion of convertible stock
    from date of issuance                                        --           6,568                 --            6,568
  Adjustment to reflect the effects of tax
    benefit repurchase                                         (242)             --                 --               --
                                                            -------         -------            -------          -------
Shares used in computing net income (loss)
  per share                                                  15,236          11,565             12,441           11,492
                                                            =======         =======            =======          =======

Net income (loss) per share                                 $  0.12         $  0.12            $ (0.52)         $  0.24
                                                            =======         =======            =======          =======